Exhibit 10.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made this 25th day of September, 2017 by and between CLS Holdings USA, Inc., a Nevada corporation (“CLSH”) and Andrew J. Glashow (the “Representative”) as the representative and nominee for that certain person or persons (the “Buyers”) named in that certain Escrow Agreement between Andrew J. Glashow and the escrow agent named therein of even date herewith (the “Escrow Agreement”) with respect to an aggregate of 4,500,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of CLSH issued in accordance with this Agreement.

WITNESSETH:

WHEREAS, on March 18, 2016, CLSH issued a certain promissory note to Old Main Capital, LLC (“Old Main”), in the original principal amount of $200,000, which was amended on October 6, 2016, November 28, 2016, March 27, 2017, July 7, 2017 and August 23, 2017 (the promissory note, as amended, is hereafter referred to as the “Note”);

WHEREAS, effective on the date hereof, Old Main, which is unaffiliated with CLSH, sold the Note to the Representative for $382,496.00, which amount is payable in six installments pursuant to a note purchase agreement (the “Note Purchase Agreement”), and which amount may be reduced as provided therein;

WHEREAS, CLSH has notified the Representative that it wishes to exchange the Note, in an exchange that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) for the Shares; and

WHEREAS, the Representative, on behalf of the Buyers, wishes to exchange the Note for a pro rata portion of the Shares upon the payment of each installment due under the Note Purchase Agreement (the “Closing Dates”).

NOW THEREFOR, for mutual consideration, the receipt and sufficiency of which is hereby acknowledged, CLSH and the Representative hereby agree as follows:

1.          Exchange of Note for the Shares. On each Closing Date, the Representative agrees to exchange (the “Exchange”) a portion of the Note for a pro rata portion of the Shares, based on the amount of the installment paid under the Note Purchase Agreement as compared to the total amount due under the Note Purchase Agreement, with the balance of the Shares being issued upon payment of the final installment due under the Note Purchase Agreement.  As part of the Exchange, the following transactions shall occur:

(a)          As of each Closing Date, the Note shall be free and clear of all liens, claims or encumbrances.  Upon receipt of the applicable number of Shares, but effective as of the applicable Closing Date, all of the Representative’s rights under the Note shall be extinguished (including, without limitation, the rights to receive any accrued and unpaid interest thereon or any other shares of common stock with respect thereto). Immediately following the consummation of each Exchange, the applicable portion of the Note shall automatically be cancelled for no additional consideration.

(b)          On each Closing Date, the Representative, or the Buyer designated by the Representative, shall be deemed for all corporate purposes to have become the holder of record of the applicable number of Shares.  Upon receipt of the applicable number of Shares, the Representative shall either direct CLSH to issue the applicable number of Shares to a specific Buyer or deposit the Shares into the escrow created pursuant to the Escrow Agreement.  If and when the Representative distributes the Shares to a Buyer in accordance with the Escrow Agreement, the recipients thereof shall be entitled to exercise all of their rights with respect to the Shares, irrespective of the date CLSH delivers the certificate(s) evidencing the Shares to the Representative or the applicable Buyer.

(c)          As soon as practicable following the final Closing Date, the Representative shall surrender the original Note to CLSH and CLSH shall deliver the remaining balance of the Shares to the Representative or the applicable Buyer designated by the Representative.

(d)          CLSH and the Representative shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effect each Exchange.  The Representative shall return the original Note to CLSH promptly after the final Closing Date.

2.          Representations and Warranties of CLSH. CLSH hereby represents and warrants to Representative, as of the date hereof and as of each Closing Date, that:

2.1        Organization, Good Standing and Qualification. CLSH is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. CLSH is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of CLSH, if any, individually or taken as a whole, or on the transactions contemplated hereby or on each Exchange or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of CLSH to perform its obligations under this Agreement.

2.2        Authorization. All corporate action on the part of CLSH, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and each Exchange and the performance of all obligations of CLSH hereunder and thereunder, and the authorization of all the transactions contemplated by this Agreement, including, without limitation, the issuance of the Shares, have been taken on or prior to the date hereof.

2.3        Valid Issuance of the Shares. The Shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable. The Shares will be “restricted securities” and will bear a legend to that effect.

2.4        Offering; Securities Act Exemptions. Neither CLSH, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. CLSH has not engaged any placement agent, financial advisor, or broker in connection with each Exchange or the issuance of the Shares. Assuming the accuracy of the representations and warranties of the Representative contained herein, the offer, exchange and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act under one or more of the provisions contained therein.  CLSH knows of no reason why an exemption is not available.  Neither CLSH nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of all exemptions therefrom.  The Shares will be “restricted securities” and will bear a restrictive legend under the Securities Act to that effect; however, assuming the accuracy of the representations and warranties of the Representative contained herein, the Representative will be able to tack the holding period of the Note to the holding period of the Shares for purposes of compliance with Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act.

2.5        Material Adverse Information.  CLSH is not aware of any material adverse information regarding it, its officers or directors, or the current or prospective operations of CLSH, which has not been publicly disclosed in its most recent Annual Report on Form 10-K, any quarterly report of CLSH on Form 10-Q filed thereafter, any current report of CLSH on Form 8-K filed after the referenced Form 10-K or any publicly disseminated press release; including, without limitation, the existence of any pending or threatened proceeding or investigation by any governmental body or regulatory agency against CLSH, its officers, directors or affiliates.

3.          Representations and Warranties of the Representative. The Representative hereby represents, warrants and covenants that:

3.1        Authorization. The Representative has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

3.2        Accredited Investor Status; Investment Experience. The Representative is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Representative can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. The Representative is not an “affiliate” of CLSH, as defined in the rules promulgated under the Securities Act, and has not been an affiliate of CLSH during the past 90 days.

3.3        No Governmental Review. The Representative understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

3.4       Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Representative and constitutes the legal, valid and binding obligations of the Representative enforceable against the Representative in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Representative of this Agreement and each other Exchange document to which the Representative is a party and the consummation by the Representative of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Representative or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Representative is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Representative, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Representative to perform its obligations hereunder.

3.5        Ownership of Note. The Representative owns, as a nominee for the benefit of and representative of, the Buyers, and holds only of record, the entire right, title, and interest in and to the Note free and clear of all rights and liens.  Notwithstanding that it owns the Note in a nominee capacity, the Representative has full power and authority as representative on behalf and with the authorization of the Buyers to transfer and dispose of the Note to CLSH free and clear of any lien, claim or encumbrance.  No event of default had occurred under the Note.

3.6        Exemption; No Consideration. The Representative acknowledges and agrees that the Exchange is being made in reliance upon one or more exemptions from registration under the Securities Act, including the exemption provided by Rule 3(a)(9), and the securities of CLSH being issued to the Representative in each Exchange will be issued exclusively in the Exchange for the surrender and cancellation of the Note, or the applicable portion thereof, and no other consideration has or will be paid to CLSH for the Shares to effect the Exchange hereunder.

4.          Covenants.

4.1        Issuance of Legal Opinion upon Exchange. At any time after the date hereof, if the Representative shall distribute Shares from the escrow created by the Escrow Agreement to a Buyer, or to a permitted assignee of a Buyer, who is not an “affiliate” of CLSH and has not been an affiliate of CLSH for the 3 months prior to conversion, CLSH, if so requested by its transfer agent, shall instruct its legal counsel to issue an opinion to the CLSH transfer agent, which opinion is subject to such assumptions and factual certificates as CLSH’s counsel may reasonably request from Buyer or Buyer’s permitted assignee, that such Shares may be reissued without a restricted legend.

4.2        Voting, Sale and Conversion of Preferred Stock.  The Representative agrees that so long as it owns the Shares as a nominee, if applicable, it shall have no right to vote the Shares and no right to sell the Shares (other than disbursement, at no cost, to the Buyers).  The foregoing restrictions shall only apply to the Representative and shall not apply to any Buyer, or any permitted assignee of a Buyer, who receives a disbursement of Shares from the escrow pursuant to, and in accordance with, the Escrow Agreement.  In connection with any disbursement of Shares and as a condition thereto, the Representative shall obtain from each Buyer or other recipient of Shares such investment representations as CLSH and its counsel may reasonably require.

5.          Miscellaneous.

5.1        Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent executed digitally or delivered by means of a facsimile machines or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof.

5.2        Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3        Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.4        Entire Agreement. This Agreement together with the Escrow Agreement and the Note Purchase Agreement, represent the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersede and replace any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof. Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the Escrow Agreement or Note Purchase Agreement.

5.5        No Tax Advice.  The Representative acknowledges that there may be tax consequences associated with each Exchange and that CLSH is not providing tax advice to the Representative or the Buyers in connection therewith.  The Representative, as nominee, and the Buyers as beneficiaries, assume full responsibility for all tax consequences associated with the Exchange.

5.6        Amendments.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Representative and CLSH and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding upon the parties and the Buyers.

5.7        Third Party Beneficiaries.  No one other than the parties hereto and the Buyers may rely on or are intended to receive the benefit from this Agreement.

5.7        Survival.  The representations and warranties contained herein and Sections 4 and 5 hereof shall survive the Closing of the Exchange.

5.8        Successors and Assigns.  This Agreement shall be binding upon and insure to the benefit of the parties and their respective successors and assigns.  The Buyers, to the extent they receive Shares pursuant to, and in accordance with the Escrow Agreement, shall be deemed to be successors to the Representative.  Neither CLSH nor the Representative shall assign any of their respective rights under this Agreement (except to the Buyers) without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

/s/ Andrew J. Glashow
Andrew J. Glashow

Address:  115 Kane Ave
  Middletown, RI  02842

E-mail: ajglashow@cox.net
SSN:

CLS HOLDINGS USA, INC.

By:   /s/ Jeffrey I. Binder
Jeffrey I. Binder
Chairman and CEO

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